Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of BBB Foods Inc. of our report dated April 30, 2024 relating to the financial statements, which appears in BBB Foods, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, S.C.
Mexico City, Mexico
February 3, 2025